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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-19403, 333-42366, 333-57063, 333-103543 and 333-105675), in the Registration Statements on Form S-3 (File Nos. 33-58911 and 333-32521), and in the Registration Statement on Form S-4 (File No. 33-41826) of United States Cellular Corporation of our report dated February 2, 2004, except as to Note 20, as to which the date is February 18, 2004, except as to the Reclassifications section of Note 1, as to which the date is March 9, 2004, and except as to the Restatement section of Note 1, as to which the date is May 7, 2004, relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K/A. We also consent to the incorporation by reference of our report dated February 2, 2004, except as to Note 20, as to which the date is February 18, 2004, except as to the Reclassifications section of Note 1, as to which the date is March 9, 2004, and except as to the Restatement section of Note 1, as to which the date is May 7, 2004, relating to the financial statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois
May 14, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS